EXECUTION COPY

SUBSCRIPTION AGREEMENT

PARTIES

The Parties to this Agreement are ~

Odyssey Oil & Energy Inc;

Green Alternative Fuels (Proprietary) Limited;

Valid IP (Proprietary) Limited; and

H-Power (Proprietary) Limited.

The Parties agree as set out below.

INTERPRETATION

In this Agreement, unless inconsistent with or otherwise indicated by the context ~

the/this **"Agreement"** means the agreement as set out in this document, together with all appendices hereto;

the **"VIP"** means Valid IP (Proprietary) Limited, registration number 2007/000147/07, a company duly incorporated in accordance with the laws of South Africa, acting as the nominee company of Bert Human;

"Bert Human" means Albertus Human, identity number 660114 5202 080, in his personal capacity;

the **"VIP Shares"** means all the shares held by VIP (as nominee company of Bert Human) in H-Power, amounting to 26% (twenty six per centum) of the entire issued share capital of H-Power;

the **"Company"** means Odyssey Oil & Energy Inc, a corporation registered in the State of Florida, United States of America, whose shares are listed on the NASDAQ, regulated in accordance with the rules of the SEC;

the **"GAF"** means Green Alternative Fuels (Proprietary) Limited, registration number 2008/027947/07, a private company duly incorporated in accordance with the laws of the Republic of South Africa;

the **"GAF Shares"** means all the shares held by GAF in H-Power, amounting to 74% (seventy four per centum) of the entire issued share capital of H-Power;

the "**H-Power**" means H-Power (Proprietary) Limited, registration number 2008/021961/07, a private company duly incorporated in accordance with the laws of the Republic of South Africa, holding the license as envisaged in the Master License Agreement;

"**Master License Agreement**" means the written Master License Agreement entered into by and between Roxibiz, Jan Human and H-Power, pursuant to which agreement Roxibiz grants to H-Power an exclusive license to design, support, maintain, develop, manufacture, market, distribute and sell products based on the Hybrid Battery Technology, anywhere in the world, as more fully provided for in the said agreement;

the "**Parties**" means the Company, H-Power, VIP and GAF;

"**SEC**" means the Security and Exchange Commission of the United States of America;

save where otherwise indicated, all expressions defined in the Senior Facility Agreement have the meanings assigned to them therein;

any reference to the singular includes the plural and *vice versa*;

any reference to natural persons includes legal persons and *vice versa*;

any reference to gender includes the other genders.

The clause headings in this Agreement have been inserted for convenience only and shall not be taken into account in its interpretation.

Words and expressions defined in any sub-clause shall, for the purpose of the clause of which that sub-clause forms part, bear the meaning assigned to such words and expressions in that sub-clause.

If any provision in a definition is a substantive provision conferring rights or imposing obligations on any party, effect shall be given to it as if it were a substantive clause in the body of the Agreement, notwithstanding that it is only contained in the interpretation clause.

If any period is referred to in this Agreement by way of reference to a number of days, the days shall be reckoned, subject to 2.6 below, exclusively of the first and inclusively of the last day unless the last day falls on a day which is not a business day, in which case the day shall be the next succeeding business day.

If any period for which interest is to be calculated is referred to in this Agreement by way of a reference to a number of days, the days shall be reckoned inclusively of the first and exclusively of the last day.

This agreement shall be governed by, construed and interpreted in accordance with the law of the Republic of South Africa.

The Parties further acknowledge that this Agreement supersedes, terminates and otherwise renders null and void any and all prior or contemporaneous agreements or contracts, whether written or oral, entered into between the parties hereto with respect to the matters expressly set forth in this Agreement.

RECORDAL

Each of VIP and GAF wishes to subscribe for shares in the Company in exchange for their shares in H-Power.

The Parties accordingly agree as set out below.

SUBSCRIPTION FOR SHARES IN THE COMPANY BY GAF

The Parties agree that GAF shall subscribe for 40 000 000 (forty million) ordinary shares in the Company in aggregate, by means of the following 2 (two) tranches:

4.1.1 20 000 000 (twenty million) ordinary shares within 30 (thirty) days, reckoned as from date of signature hereof.

4.1.2 20 000 000 (twenty million) ordinary shares, by no later than the 31st of July 2009,

at an nominal value subscription price equivalent to the aggregated value of the GAF Shares, subject to the rules and regulations of the SEC.

In full and final settlement of the subscription price, GAF undertakes to transfer to and in favour of the Company 35% (thirty five percent) of its GAF Shares, as soon as possible after date of signature of this agreement by the last party to do so. Although GAF shall be deemed to have paid the full subscription price on date of transfer of the GAF Shares to the Company, the Company shall only issue and allot the shares, as provided for in 4.1 above, to GAF in the tranches and on the dates, as provided for in 4.1.1 to 4.1.2 above.

The Company undertakes and binds itself to ~

issue and allot the ordinary shares, envisaged in 4.1 above, in the tranches and on the dates, as provided for in 4.1.1 to 4.1.2 above; and

deliver the original share certificates in respect of each tranche of ordinary shares to GAF, by no later than 10 (ten) business days after the subscription date of each tranche, as provided for in 4.1.1 to 4.1.2 above,

provided that the GAF Shares were transferred to the Company, as envisaged in 4.2 above.

SUBSCRIPTION FOR SHARES IN THE COMPANY BY VIP

The Parties agree that VIP shall subscribe for 25 000 000 (twenty five million) ordinary shares in the Company in aggregate, by means of the following:

5.1.1 15 000 000 (fifteen million) ordinary shares within 30 (thirty) days, reckoned as from date of signature hereof.

5.1.2 10 000 000 (ten million) ordinary shares, by no later than the 31st of July 2009,

at a nominal value subscription price equivalent to the aggregated value of the VIP Shares, subject to the rules and regulations of SEC.

In full and final settlement of the subscription price, VIP undertakes to transfer to and in favour of the Company 16% (sixteen percent) of its VIP Shares, as soon as possible after date of signature of this agreement by the last party to do so. Although VIP shall be deemed to have paid the full subscription price on date of transfer of the VIP Shares to the Company, the Company shall only issue and allot the shares, as provided for in 5.1 above, to VIP in the tranches and on the dates, as provided for in 5.1.1 to 5.1.2 above.

The Company undertakes and binds itself to ~

issue and allot the ordinary shares, envisaged in 5.1 above, in the tranches and on the dates, as provided for in 5.1.1 to 5.1.2 above; and

deliver the original share certificates in respect of each tranche of ordinary shares to VIP, by no later than 10 (ten) business days after the subscription date of each tranche, as provided for in 5.1.1 to 5.1.2 above,

provided that the VIP Shares were transferred to the Company, as envisaged in 5.2 above.

SHAREHOLDING SUBSEQUENT TO SUBSCRIPTION

6.1 Subsequent to implementation of the new issue of shares in the Company, as envisaged in 4 and 5 above, both GAF and VIP shall hold the following number of ordinary shares in the Company, namely:

6.1.1 GAF, 40 000 000 (forty million) shares in the share capital of the Company; and

6.1.2 VIP, 25 000 000 (twenty five million) shares in the share capital of the Company.

6.2 51% (fifty five percent) of the issue share capital of H-Power shall be held by the Company.

BREACH

In the event of any of the Parties (the "defaulting party") committing a breach of any of the terms of this Agreement and failing to remedy such breach within a period of 10 (ten) days after receipt of a written notice from another party (the "aggrieved party") calling upon the defaulting party so to remedy, then the aggrieved party shall be entitled, at its sole discretion and without prejudice to any of its other rights in law, to claim specific performance of the terms of this Agreement and to recover damages for breach of contract from the defaulting party. The aggrieved party shall not be entitled to cancel this Agreement.

NOTICES AND DOMICILIA

The Parties choose as their *domicilia citandi et executandi* their respective addresses set out in this clause for all purposes arising out of or in connection with this Agreement at which addresses all processes and notices arising out of or in connection with this Agreement, its breach or termination may validly be served upon or delivered to the Parties.

For purposes of this Agreement the Parties' respective addresses shall be –

1.1.1 The Company at 73 Drakensberg Road, Waterkloof, Pretoria – marked: "Attention: The Managing Director";

1.1.2 GAF at 15 Lobelia Street, Heldervue, Somerset West, 7130 – marked: "Attention: The Managing Director";

1.1.3 VIP at 15 Lobelia Street, Heldervue, Somerset West, 7130 – marked: "Attention: VIP";

or at such other address in the Republic of South Africa of which the party concerned may notify the others in writing provided that no street address mentioned in this sub-clause shall be changed to a post office box or *poste restante*.

Any notice given in terms of this Agreement shall be in writing and shall –

if delivered by hand be deemed to have been duly received by the addressee on the date of delivery;

if posted by prepaid registered post be deemed to have been received by the addressee on the 8th (eighth) day following the date of such posting;

if transmitted by facsimile be deemed to have been received by the addressee on the day following the date of dispatch,

unless the contrary is proved.

Notwithstanding anything to the contrary contained or implied in this Agreement, a written notice or communication actually received by one of the Parties from another including by way of facsimile transmission shall be adequate written notice or communication to such party.

RELAXATION

No latitude, extension of time or other indulgence which may be given or allowed by any party to the other Parties in respect of the performance of any obligation hereunder, and no delay or forbearance in the enforcement of any right of any party arising from this Agreement, and no single or partial exercise of any right by any party under this Agreement, shall in any circumstances be construed to be an implied consent or election by such party or operate as a waiver or a novation of or otherwise affect any of the party's rights in terms of or arising from this Agreement or estop or preclude any such party from enforcing at any time and without notice, strict and punctual compliance with each and every provision or term hereof.

VARIATION

No addition to or variation, consensual cancellation or novation of this Agreement and no waiver of any right arising from this Agreement or its breach or termination shall be of any force or effect unless reduced to writing and signed by all the Parties or their duly authorised representatives.

WARRANTIES

Both GAF and VIP warrant that H-Power has no liabilities at this moment.

SIGNED at Pretoria on ____________________

AS WITNESS:

____________________ For: **H-POWER (PROPRIETARY) LIMITED**

A. Smit
(Name of witness in print)

____
Duly authorised

SIGNED at Strand on ____________________

AS WITNESS:

____________________ For: **GREEN ALTERNATIVE FUELS (PROPRIETARY) LIMITED**

G. Human
(Name of witness in print)

____
Duly authorised

WHOLE AGREEMENT

This agreement constitutes the whole agreement between the Parties as to the subject matter hereof and no agreements, representations or warranties between the Parties regarding the subject matter hereof other than those set out herein are binding on the Parties.

SIGNED at PRETORIA on

AS WITNESS:

For: **ODYSSEY OIL & ENERGY LIMITED**

A. Smit
(Name of witness in print)

Duly authorised

SIGNED at Strand on

AS WITNESS:

For: **VALID IP (PROPRIETARY) LIMITED**

C. Human
(Name of witness in print)

Duly authorised

SIGNED at Pretoria on 26a May 2009

AS WITNESS:

For: H-POWER (PROPRIETARY) LIMITED

A- Smit
(Name of witness in print)

Duly authorised

SIGNED at Strand on 26a May 2009

AS WITNESS:

For: GREEN ALTERNATIVE FUELS (PROPRIETARY) LIMITED

G. Human
(Name of witness in print)

Duly authorised

WHOLE AGREEMENT

This agreement constitutes the whole agreement between the Parties as to the subject matter hereof and no agreements, representations or warranties between the Parties regarding the subject matter hereof other than those set out herein are binding on the Parties.

SIGNED at PRETORIA on 26th May 2009

AS WITNESS:

For: **ODYSSEY OIL & ENERGY LIMITED**

A. Smit
(Name of witness in print)

Duly authorised

SIGNED at Strand on 26th May 2009

AS WITNESS:

For: **VALID IP (PROPRIETARY) LIMITED**

C. Human
(Name of witness in print)

Duly authorised

ADDENDUM

This serves to acknowledge that Foberang Services Ltd will accept 30 million(thirty million) shares in Odyssey Oil & Energy Inc. for the cession of all its rights and title, and interest in H-Power in order to facilitate the acquisition by Odyssey of the 51% in the company.

Ronald Keith Myers
Director